OPEN DOOR ONLINE, INC.
                      (FORMERLY GENESIS MEDIA GROUP, INC.)
                   COMPUTATION OF NET INCOME PER COMMON SHARE


For the year ended December 31:                            1999          1998
                                                        ---------     ---------

Income (Loss) as reported                               $(606,058)    $ (13,948)

Income tax expense                                             --            --
                                                        ---------     ---------
Net income (loss)                                       $(606,058)    $ (13,948)
                                                        =========     =========

Basic earnings per share                                $   (0.11)    $  (13.95)
                                                        =========     =========

Diluted earnings per share                              $   (0.11)    $  (13.95)
                                                        =========     =========

Weighted average shares outstanding:                    5,432,863         1,000
                                                        =========     =========

 Fully diluted average shares outstanding:              5,432,863         1,000
                                                        =========     =========